                                        Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (From S-8 No. 333-255450) pertaining to the 2021 Incentive Award Plan, Employee Stock Purchase Plan, and 2014 Stock Plan of Zymergen Inc. of our report dated March 29, 2022, with respect to the consolidated financial statements of Zymergen Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.
/S/ Ernst & Young LLP
Redwood City, California
March 29, 2022